Exhibit 4.1

ALLIANCE IMAGING, INC.

FIFTH AMENDMENT

TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of April      , 2007 and entered into by and among Alliance Imaging, Inc., a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (“Lenders”), Deutsche Bank Trust Company Americas, as administrative agent for Lenders (“Administrative Agent”), Citigroup North America, Inc. as Syndication Agent (“Syndication Agent”), Lehman Commercial Paper Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as Co-Documentation Agents (each, a “Co-Documentation Agent” and collectively, “Documentation Agent”), Deutsche Bank Trust Company Americas, as collateral agent (“Collateral Agent”) and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement, dated as of November 2, 1999, as amended by that certain First Amendment dated as of May 11, 2000, that certain Second Amendment dated as of June 10, 2002, that certain Third Amendment dated as of December 29, 2004 and that certain Fourth Amendment dated as of December 19, 2005 (as so amended, the “Credit Agreement”), by and among Company, Lenders, Administrative Agent, Syndication Agent and Documentation Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement to permit a sale by KKR and/or certain of its Affiliates of all or substantially all of their shares of the Company (the “Sale”) to Oaktree Capital Management LLC and MTS Health Investors LLC (the “New Investors”) and/or certain of their Affiliates.

Section 1.              AMENDMENTS TO THE CREDIT AGREEMENT

1.1          Amendments to Section 1:  Provisions Relating to Defined Terms.

A.      Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Change of Control” in its entirety and by substituting therefor the following:

“Change of Control” means, and shall be deemed to have occurred, if: (i)(a) the New Investors, their Affiliates and the Management Investors shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of Company (other than as the result of one or more widely distributed offerings of common stock of Company, in each case whether by Company or by the New Investors, their Affiliates or the Management Investors) and/or (b) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding Voting Stock of Company that exceeds the percentage of such Voting Stock then beneficially owned, in the aggregate, by the New Investors, their Affiliates and the Management Investors, unless, in the case of either clause (a) or (b) above, the New Investors, their Affiliates and the Management Investors shall, at the relevant time, have the collective right or ability, either by contract or pursuant to a written proxy or other written evidence of voting power, to elect or designate for election a majority of the Board of Directors of Company; and/or (ii) at any time Continuing Directors shall not constitute a majority of the Board of Directors of Company.  For purposes of this definition, “Continuing Director” means, as of any date of determination, an individual (A) who is a member of the Board of Directors of Company on the Closing Date, (B) who, as of such date of determination, has been a member of such Board of Directors for at least the 12 preceding months (or, if such date of determination occurs during the period comprising the first 12 months after the Closing Date, since the Closing Date), or (C) who has been nominated to be a member of such Board of Directors, directly or indirectly, by the New Investors or their Affiliates or Persons nominated by the New Investors or their Affiliates or who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.”

B.      Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definition in appropriate alphabetical order:

“New Investors” means Oaktree Capital Management LLC and MTS Health Investors LLC.

1.2          Amendments to Section 6:  Affirmative Covenants.

A.      Subsection 6.8 of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

“6.8.  Transactions with Affiliates

Company shall, and shall cause each of its Subsidiaries to, conduct all transactions with any of its Affiliates (other than Company or any of its Subsidiaries) upon terms that are substantially as favorable to Company or such Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of Company or such Subsidiary; provided that the foregoing restrictions shall not apply to (a) reasonable and customary fees paid to members of the Board of Directors of Company and its Subsidiaries, and (b) transactions otherwise expressly permitted hereunder between Company or any of its Subsidiaries and any such Affiliate.”

Section 2.              CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Fifth Amendment Effective Date”) set forth in this Section 2:

A.      Loan Documents.  On or before the Fifth Amendment Effective Date, Company shall, and shall cause each other Credit Support Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel), with respect to Company or such other Credit Support Party, as the case may be, the following:

1.             The signature and incumbency certificate of Company and each other Credit Support Party;

2.             Copies of this Amendment executed by Company and such Credit Support Parties; and

3.             An Officer’s Certificate certifying that the Sale shall have been consummated.

B.      Lender Documents.  Administrative Agent shall have received from the Requisite Lenders, Administrative Agent and Issuing Lender a counterpart of this Amendment signed on behalf of such party.

C.      Completion of Proceedings.  On or before the Fifth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Section 3.              COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to Administrative Agent and each Lender that the following statements are true, correct and complete:

A.      Corporate Power and Authority.  Each Loan Party has all requisite corporate, limited partnership or limited liability company power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.      Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate, limited partnership or limited liability company action on the part of each Loan Party, as the case may be.

C.      No Conflict.  The execution and delivery by each Loan Party of this Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Loan Party, the Certificate or Articles of Incorporation or other organizational documents or Bylaws of such Loan Party or any order, judgment or decree of any court or other agency of government binding on such Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Loan Party, except for such approvals or consents which have been obtained on or before the Fifth Amendment Effective Date and disclosed in writing to Lenders.

D.      Governmental Consents.  The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of the Amended Agreement by the Company do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E.       Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each Loan Party party thereto and are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.       Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Amended Agreement are and will be true, correct and complete in all material respects on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.      Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.

Section 4.              ACKNOWLEDGEMENT AND CONSENT

Company is a party to the Collateral Account Agreement, pursuant to which Company has created Liens in favor of Administrative Agent on a certain deposit account of Company upon the occurrence of an event stated therein; the Amended and Restated Pledge Agreement, pursuant to which Company has affirmed, among other things, the pledge to Collateral Agent for the benefit of Secured Parties of certain capital stock and intercompany indebtedness owned by it to secure the Secured Obligations; and the Security Agreement, pursuant to which Company has granted Liens in favor of Collateral Agent on certain

Collateral to secure the Secured Obligations, in each case as amended through the Fifth Amendment Effective Date.

Each Subsidiary Guarantor is a party to the Subsidiary Guaranty pursuant to which such Subsidiary Guarantor has guarantied the Obligations; the Amended and Restated Pledge Agreement pursuant to which such Subsidiary Guarantor has affirmed, among other things, the pledge to Collateral Agent for the benefit of Secured Parties of certain capital stock and intercompany indebtedness owned by it to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and Additional Debt (as defined in the Security Agreement); and the Security Agreement pursuant to which such Subsidiary Guarantor will grant Liens in favor of Collateral Agent on certain Collateral to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and Additional Debt (as defined in the Security Agreement), in each case as amended through the Fifth Amendment Effective Date.  Company and the Subsidiary Guarantors are collectively referred to herein as the “Credit Support Parties”, and the Collateral Account Agreement, the Amended and Restated Pledge Agreement and the Security Agreement are collectively referred to herein as the “Credit Support Documents.”

Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all Secured Obligations, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such Secured Obligations, as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 5.              MISCELLANEOUS

A.      Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.      Fees and Expenses.  Payment of all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent or its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be paid by Company as agreed upon between Company and Agents.

C.      Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.      Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ALLIANCE IMAGING, INC.

By:	/s/ Howard K. Aihara
Name:	Howard K. Aihara
Title:	Executive Vice President and Chief Financial Officer

ALLIANCE IMAGING CENTERS, INC.
ALLIANCE IMAGING MANAGEMENT, INC.
ROYAL MEDICAL HEALTH SERVICES, INC.
ALLIANCE IMAGING OF OHIO, INC.
ALLIANCE IMAGING OF MICHIGAN, INC.
MEDICAL CONSULTANTS IMAGING CO.
ALLIANCE IMAGING NC, INC. (f/k/a MOBILE TECHNOLOGY INC.)
MEDICAL DIAGNOSTICS, INC.
WESTERN MASSACHUSETTS MAGNETIC RESONANCE SERVICES, INC.
GREATER BOSTON MRI L.P.
GREATER SPRINGFIELD MRI L.P.
CURACARE, INC.
AMERICAN SHARED-CURACARE
SMT HEALTH SERVICES INC.
MID-AMERICAN IMAGING, INC.
RIA MANAGEMENT SERVICES, INC.
GREATER BOSTON MRI SERVICES, INC.
CENTRAL MASSACHUSETTS MRI SERVICES, INC.
DIMENSIONS MEDICAL GROUP, INC.
MERITUS PLS, INC.
QUINCY MRI, L.P.
THREE RIVERS HOLDING CORP.
SOUTHEAST ARIZONA, INC.
ALLIANCE IMAGING FINANCIAL SERVICES, INC.
ALLIANCE MEDICAL IMAGING SOLUTIONS, LLC
PET SCANS OF AMERICA CORP.
NEW ENGLAND MOLECULAR IMAGING, LLC

(for purposes of Section 4 only) as a Credit Support Party

By:	/s/ Howard K. Aihara
Name:	Howard K. Aihara
Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Administrative Agent, Issuing Lender and Collateral Agent

By:	/s/ Carin Keegan
Name:	Carin Keegan
Title:	Vice President

By:	/s/ Scottye Lindsey
Name:	Scottye Lindsey
Title:	Director

CITIGROUP NORTH AMERICA, INC., individually and as Syndication Agent and Lender

By:	/s/ Ryan Davis
Name:	Ryan Davis
Title:

LEHMAN COMMERCIAL PAPER INC., individually and as Co-Documentation Agent

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Authorized Signatory

LEHMAN BROTHERS INC., individually and as Lender

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Vice President

MERRILL LYNCH & CO.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Co- Documentation Agent

By:
Name:
Title:

MERRILL LYNCH CAPITAL CORPORATION, as Lender

By:
Name:
Title:

By:
Name:
Title: